Exhibit 4.40

[FORM OF FIXED/FLOATING SENIOR DEBT SECURITY]

Registered No.	CUSIP No.
ISIN No.

(Face of Security)

[IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AS DEFINED HEREIN ON THE REVERSE OF THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[IF DTC IS THE DEPOSITARY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

[INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

[INSERT ANY LEGEND REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE REGULATIONS THEREUNDER.]

(Face of Security continued on next page)

THE GOLDMAN SACHS GROUP, INC.

[TITLE OF SECURITY/SERIES]

The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture as defined on the reverse of this Security), for value received, hereby promises to pay to                , or registered assigns, the principal sum of [Insert Principal Amount] ($[Insert Numeric Principal Amount]) on [Insert Maturity]. The Company further promises to pay interest on said principal sum as follows:

Prior to [Insert beginning of the Floating Rate Period]. The Company will pay interest on the principal sum hereof at the rate of [Insert Fixed Annual Rate]% per annum from and including [Insert Original Issue Date] (or from the most recent Interest Payment Date prior to [Insert beginning of the Floating Rate Period] to which interest has been paid or duly provided for) to but excluding [Insert beginning of the Floating Rate Period] (or, if the Maturity of the principal hereof occurs prior to such date, until the earlier of such date or the date the principal is paid or made available for payment), payable semi-annually. Such interest will be payable in arrears on [Insert Interest Payment Dates during Fixed Rate Period] in each year, commencing on [Insert First Interest Payment Date] and including [Insert beginning of the Floating Rate Period] (each an “Interest Payment Date”), and at any Maturity of the principal hereof prior to such date.

On and after [Insert beginning of the Floating Rate Period]. The Company will pay interest on the principal sum hereof at a floating rate per annum of [INSERT AS APPLICABLE IF SPREAD APPLIES — [    ]% [above][below] [Insert base rate]] [INSERT AS APPLICABLE IF SPREAD MULTIPLIER APPLIES — as adjusted by multiplying such rate by [Insert Spread Multiplier]], determined in accordance with the applicable provisions below and reset effective each Interest Reset Date, from and including [Insert beginning of the Floating Rate Period] (or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for) until the principal hereof is paid or made available for payment. Such interest will be payable quarterly in arrears on [Insert Interest Payment Dates during Floating Rate Period] in each year, commencing on [Insert first Interest Payment Date following the beginning of the Floating Rate Period] (each an “Interest Payment Date”), and at the Maturity of the principal hereof on or after [Insert beginning of the Floating Rate Period].

Any installment of interest that is overdue shall also bear interest at the same rate in effect during the Interest Period ending on the day prior to the due date of such installment of interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue installment first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any installment of interest that is overdue shall be payable on demand, subject to the provisions in the Indenture.

On each Interest Payment Date on or before [Insert beginning of the Floating Rate Period], the amount of interest payable shall be calculated by multiplying the principal amount

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by an accrued interest factor for the Interest Period. Such accrued interest factor shall be expressed as a decimal and computed by multiplying the annual interest rate by the [Insert Day Count Convention] Day Count Convention for such Interest Period, which is [INSERT DAY COUNT CONVENTION CALCULATION METHODOLOGY AS INDICATED BELOW].

On each Interest Payment Date after [Insert beginning of the Floating Rate Period], the amount of interest payable shall be calculated by the Calculation Agent by multiplying the principal amount by an accrued interest factor for the Interest Period. Such accrued interest factor shall be expressed as a decimal and computed by multiplying the interest rate determined as set forth below for such Interest Period (also expressed as a decimal) by the [Insert Day Count Convention] Day Count Convention for such Interest Period, which is [INSERT DAY COUNT CONVENTION CALCULATION METHODOLOGY AS INDICATED BELOW].

[IF DAY COUNT CONVENTION IS “1/1 (ISDA)” OR “1/1”, INSERT — 1.]

[IF DAY COUNT CONVENTION IS “ACTUAL/ACTUAL”, “ACTUAL/ACTUAL (ISDA)”, “ACT/ACT” OR “ACT/ACT (ISDA)”, INSERT — the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (1) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (2) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365).]

[IF DAY COUNT CONVENTION IS “ACTUAL/ACTUAL (ICMA)” OR “ACT/ACT (ICMA)”, INSERT — the number of days in the Interest Period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such Interest Period and (2) the number of Interest Periods in the year.]

[IF DAY COUNT CONVENTION IS “ACTUAL/365 (FIXED)”, “ACT/365 (FIXED)”, “A/365 (FIXED)” OR “A/365F”, INSERT — the actual number of days in the Interest Period divided by 365.]

[IF DAY COUNT CONVENTION IS “ACTUAL/360 (ISDA)”, “ACT/360 (ISDA)”, “A/360 (ISDA)”, “ACTUAL/360”, “ACT/360” OR “A/360”, INSERT — the actual number of days in the Interest Period divided by 360.]

[IF DAY COUNT CONVENTION IS “30/360 (ISDA)”, “360/360 (ISDA)”, “Bond Basis (ISDA)”, “30/360”, “360/360” or “Bond Basis”, INSERT — the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1) 360

where

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•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.]

[IF DAY COUNT CONVENTION IS “30E/360” or “EUROBOND BASIS”, INSERT — the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1) 360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•	“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30.]

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[IF DAY COUNT CONVENTION IS “30E/360 (ISDA)”, INSERT — the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1) 360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (1) that day is the last day of February or (2) such number would be 31, in which cases D1 will be 30; and

•

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (1) that day is the last day of February, but not the stated maturity date or (2) such number would be 31, in which cases D2 will be 30.]

Payments of interest on this Security with respect to any Interest Payment Date, or at the Maturity of the principal hereof, will include interest accrued to but excluding such Interest Payment Date or the date of such Maturity, as the case may be.

Notwithstanding the foregoing, interest on this Security [INSERT AS APPLICABLE IF CAP OR FLOOR APPLIES — (i) shall not at any time be higher than [    %], or less than [    %], in each case on an accrual basis, and (ii)] shall not be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general applicability.

[INSERT IF THE BASE RATE IS THE CMS RATE — For the purposes of this Security, the CMS Rate to take effect on any Interest Reset Date will be determined in the following manner:

(i)    The CMS Rate shall equal the rate appearing on the Refinitiv Page ICESWAP1 for U.S. dollar swaps having a maturity equal to the Index Maturity specified on the face hereof as of approximately 11:00 A.M., New York City time on the second

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U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “Interest Determination Date”). If the CMS Rate cannot be determined as described above, the following procedures will apply in determining the CMS Rate:

(ii)    If the Calculation Agent determines on the relevant Interest Determination Date that the CMS Rate has been discontinued, then the Calculation Agent will use a substitute or successor rate that it has determined in its sole discretion is most comparable to the CMS Rate, provided that if the Calculation Agent determines there is an industry-accepted successor rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the definition of Business Day and the relevant Interest Determination Date to be used, and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the CMS Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

(iii)    Unless the Calculation Agent uses a substitute or successor rate as so provided, if the CMS Rate cannot be determined in the manner described above on the Interest Determination Date, the CMS Rate will be determined by the Calculation Agent, after consulting such sources as it deems comparable to the foregoing display page, or any other source it deems reasonable, in its sole discretion.]

[INSERT IF THE BASE RATE IS THE CMT RATE — The CMT Rate that takes effect on any Interest Reset Date will be determined in the following manner. “CMT Rate” means:

(i)    If the Designated CMT Refinitiv Page is the Refinitiv Page FRBCMT, then the CMT Rate for such Interest Reset Date will be the yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion, as such yield is displayed on the Designated CMT Refinitiv Page on the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “Interest Determination Date”).

(A)    If the applicable rate described in clause (i) above is not displayed on the Designated CMT Refinitiv Page, then the CMT Rate will be the rate for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion.

(B)    If the applicable rate described in clause (A) above does not appear on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in

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its sole discretion, then the CMT Rate for such Interest Reset Date will be the Treasury constant maturity rate, for the Designated CMT Index Maturity that:

a.    is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and

b.    is determined by the Calculation Agent to be comparable to the applicable rate that would have otherwise been published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion.

(C)    If, on the Interest Determination Date, the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury does not publish a yield on Treasury securities at “constant maturity” for the Designated CMT Index Maturity, after consulting such sources as it deems comparable to any of the foregoing display pages, or any such source as it deems reasonable from which to estimate the CMT Rate, the Calculation Agent shall determine the CMT Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor CMT Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day Convention, the definition of Business Day and the Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the CMT Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

(ii)    if the Designated CMT Refinitiv Page is the Refinitiv Page FEDCMT, the CMT Rate for such Interest Reset Date will be the average of the yields for the five Business Days for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as set forth on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion, as such yields are displayed on the Designated CMT Refinitiv Page on such Interest Reset Date.

(A)    If the applicable average described in clause (ii) above is not displayed on the Designated CMT Refinitiv Page, then the CMT Rate for such Interest Reset Date will be the average of the yields for the five Business Days for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity and for the five Business Days preceding such Interest Reset Date as published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion.

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(B)    If the applicable average described in clause (A) above does not appear on the Designated Refinitiv Page or on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion, then the CMT Rate for such Interest Reset Date will be the average of the yields for the five Business Days for Treasury securities at “constant maturity” for a period equal to the Designated CMT Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the five Business Days preceding such Interest Reset Date.

(C)    If, on the Interest Determination Date, the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury does not publish a yield on Treasury securities at “constant maturity” for the Designated CMT Index Maturity, after consulting such sources as it deems comparable to any of the foregoing display pages, or any such source as it deems reasonable from which to estimate the CMT Rate, the Calculation Agent shall determine the CMT Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor CMT Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day Convention, the definition of Business Day and the Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the CMT Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.]

[INSERT IF THE BASE RATE IS THE FEDERAL FUNDS RATE — For the purposes of this Security, the Federal Funds Rate to take effect on any Interest Reset Date will be determined in the following manner:

(i)    The Federal Funds Rate shall be the rate equal to the rate, on such Interest Reset Date, as set forth in H.15 Daily Update opposite the heading “Federal funds (effective)”, as that rate is displayed on the Refinitiv Page FEDFUNDS1 Page for that day. If the Federal Funds Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Rate:

(ii)    If the rate described above is not displayed on the Refinitiv Page FEDFUNDS1 by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, the Federal Funds Rate for such Interest Reset Date will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, opposite the heading “Federal funds (effective)”.

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(iii)    If the rate cannot be determined as described above, then the Federal Funds (Effective) Rate for such Interest Reset Date will be the rate for the first day preceding such Interest Reset Date for which such rate is set forth in H.15 Daily Update opposite the heading “Federal funds (effective)”, as such rate is displayed on the Refinitiv Page FEDFUNDS1.]

[INSERT IF THE BASE RATE IS LIBOR — For the purposes of this Security, LIBOR to take effect on any Interest Reset Date will be determined in the following manner:

(i)    LIBOR will be the London interbank offered rate per annum for [three-month] deposits in [U.S. dollars] beginning on such Interest Reset Date, as such rate appears on the Refinitiv Page LIBOR01 (as defined below) as of approximately 11:00 A.M., London time, on the day that is two London Business Days prior to such Interest Reset Date (such date, the “Interest Determination Date”).

(ii)    If LIBOR does not so appear on the Refinitiv Page LIBOR01, then LIBOR for that Interest Reset Date will be equal to such rate on the Interest Determination Date when LIBOR for the relevant Index Maturity was last available on the Refinitiv Page LIBOR01, as determined by the Calculation Agent.

Notwithstanding the foregoing, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Security in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

For purposes of this Security:

The term “Benchmark” means, initially, LIBOR for the relevant Index Maturity; provided that if a Benchmark Transition event and its related Benchmark Replacement Date have occurred with respect to LIBOR for the relevant Index Maturity or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

The term “Benchmark Replacement” means the Interpolated Benchmark; provided that if the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

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(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable corresponding tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)

provided that if (i) the Benchmark Replacement cannot be determined in accordance with clause (3) or (4) above as of the Benchmark Replacement Date or (ii) the Calculation Agent shall have determined that the ISDA Fallback Rate determined in accordance with clause (4) above is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time, then the Benchmark Replacement shall be the sum of: (a) the alternate rate of interest that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable corresponding tenor giving due consideration to any industry accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate fixed income instruments at such time and (b) the Benchmark Replacement Adjustment.

The term “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate fixed income instruments at such time.

The term “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Business Day” and “Interest Period”, timing and frequency of

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determining rates, and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

The term “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to “Benchmark” also include any reference rate underlying such Benchmark (for example, if the Benchmark becomes the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment in accordance with clause (2) of the definition of “Benchmark Replacement”, references to Benchmark would include SOFR).

In this Security:

The term “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the

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Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

The term “Compounded SOFR” means the compounded average of SOFRs for the applicable corresponding tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with an observation, lookback and/or suspension period as a mechanism to determine the interest payable prior to the end of each Interest Period) being established by the Calculation Agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)

if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate fixed income instruments at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the applicable margin or spread.

The term “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

The term “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. We are not incorporating by reference the website or any material it includes in this prospectus.

The term “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

The term “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

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The term “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

The term “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

The term “Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Business Days preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by the Calculation Agent in accordance with the Benchmark Replacement conforming changes.

The term “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

The term “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

The term “Term SOFR” means the forward-looking term rate for the applicable corresponding tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

The term “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.]

[INSERT IF THE BASE RATE IS COMPOUNDED SOFR — For purposes of this Security, Compounded SOFR to take effect with respect to any Interest Period will be determined in the following manner:

For purposes of this Security:

The term “SOFR” means, with respect to any date:

(1)

the Secured Overnight Financing Rate published for such date as such rate appears on the Federal Reserve Bank of New York’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day.

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(2)

if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the Federal Reserve Bank of New York’s Website.

Compounded SOFR is a rate of return of a daily compounded interest investment calculated in accordance with the formula set forth below, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.00000005 being rounded upwards):

where for purposes of applying the above formula to the terms of this Security:

“d0”, for any Observation Period, is the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“SOFRi”, for any day “i” in the relevant Observation Period, is equal to the SOFR in respect of that day;

“ni”, for day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day; and

“d” is the number of calendar days in the relevant Observation Period.

Notwithstanding the foregoing, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Interest Determination Date in respect of any interest payment date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Security in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

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The term “Benchmark” means, initially, Compounded SOFR, as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

The term “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)

provided that if (i) the Benchmark Replacement cannot be determined in accordance with clause (1) or (2) above as of the Benchmark Replacement Date or (ii) the Calculation Agent shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) above is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then the Benchmark Replacement shall be the sum of: (a) the alternate rate of interest that has been selected by the Calculation Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

The term “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

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The term “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Interest Period”, “Interest Determination Date” and “Observation Period”, timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

The term “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as the Interest Determination Date, but earlier than the Reference Time on that date, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event in this Security, references to benchmark also include any reference rate underlying such Benchmark.

The term “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the

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Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

The term “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

The term “Interest Determination Date” means the date two U.S. Government Securities Business Days before each Interest Payment Date.

The term “ISDA Definitions” means the 2006 ISDA definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

The term “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

The term “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

The term “Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period.

The term “Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, 3:00 p.m. (New York time) on the date of such determination, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Calculation Agent in accordance with the Benchmark Replacement Conforming Changes.

The term “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

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The term “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.]

[INSERT IF THE BASE RATE IS THE TREASURY RATE — For the purposes of this Security, the Treasury Rate to take effect on any Interest Reset Date will be determined in the following manner:

(i)    The Treasury Rate shall be the rate on such Interest Reset Date (if direct obligations of the United States (“Treasury Bills”) have been auctioned on such day), as that rate appears on the Refinitiv Page USAUCTION10 or the Refinitiv Page USAUCTION11 opposite the Index Maturity under the heading “INVEST RATE”. If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:

(ii)    If the rate described above does not appear on either the Refinitiv Page USAUCTION10 or USAUCTION11 on the Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), but Treasury Bills having the Index Maturity have been auctioned during the relevant Interest Period, then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate, for such Interest Reset Date, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, for that day and for the Index Maturity, under a heading indicating that such rate is the “auction high” rate for Treasury Bills.

(iii)    If the rate cannot be determined as described in the preceding paragraph, then the Treasury Rate will be the Bond Equivalent Yield of the auction rate for Treasury Bills with a remaining maturity equal to the Index Maturity as announced by the United States Treasury.

(iv)    If no such auction is held for any period of seven consecutive calendar days ending on, and including, any Friday and an Interest Reset Date occurred during such period, then the Treasury Rate will be the rate, for such Interest Reset Date and for Treasury Bills having the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/ Treasury bills (secondary market)”.

(v)    If the rate described in the preceding paragraph does not appear in H.15 Daily Update or another recognized electronic source on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Calculation Agent, after consulting such sources as it deems comparable to any display page or other U.S. government publication or source, or any other source as it deems reasonable from which to estimate the Treasury Bills auction rate, shall determine the Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Treasury Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor

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rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day Convention, the definition of Business Day and the Interest Reset Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the Treasury Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.]

References herein to [Insert base rate] as set forth on a display page, other published source, information vendor or other vendor officially designated by the sponsor of that rate, if there is a successor source for the display page, other published source, information vendor or other official vendor, include that successor source as applicable as determined by the Calculation Agent. References herein to a particular heading or headings on any such sources, include any successor or replacement heading or headings as determined by the Calculation Agent.

[INSERT AS APPLICABLE – If [Insert base rate] is based on information obtained from a Refinitiv Page, such rate will be subject to the corrections, if any, published on such Refinitiv Page within one hour of the time such information was first displayed on such source. [If the base rate is based on information obtained from H.15 Daily Update, such rate will be subject to the corrections, if any, published by that source within 30 days of the day such rate was first published in that source.]

The Calculation Agent will determine the interest rate on this Security that takes effect on any Interest Reset Date [INSERT IF THE BASE RATE IS THE TREASURY RATE — on the Interest Reset Date or, in the circumstances described below, a day no later than the applicable Calculation Date] [INSERT IF THE BASE RATE IS THE FEDERAL FUNDS RATE — on the applicable Interest Reset Date] [INSERT IF THE BASE RATE IS THE CMS RATE, CMT RATE OR LIBOR — on the applicable [                ] Interest Determination Date corresponding to such Interest Reset Date] [INSERT IF THE BASE RATE IS COMPOUNDED SOFR — on the applicable Interest Determination Date corresponding to such Interest Period.].

[INSERT IF THE BASE RATE IS THE TREASURY RATE — However, the Calculation Agent need not wait until the Calculation Date to determine interest rates if the rate information it needs to make such determination in the manner specified below is available from the relevant sources specified in such applicable provisions.] Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on this Security and, if determined, the interest rate that will become effective on the next Interest Reset Date.

For all purposes of this Security:

[INSERT IF APPLICABLE: The term “Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

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Bond Equivalent Yield =	D x N 360 – (D x M)	x100,

where

•	“D” equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

•	“N” equals 365 or 366, as the case may be; and

•	“M” equals the actual number of days in the applicable Interest Reset Period.]

[INSERT IF APPLICABLE – The term “Calculation Date” means the Business Day immediately preceding the date on which interest will next be paid on this Security.]

[INSERT IF APPLICABLE – The term “Designated CMT Index Maturity” means the Index Maturity for this Security.]

[INSERT IF APPLICABLE – The term “Designated CMT Refinitiv Page” means the Refinitiv Page [FRBCMT][FEDCMT]]

[INSERT IF APPLICABLE – The term “H.15 Daily Update” means the daily statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at https://www.federalreserve.gov/releases/h15/, or any successor site or publication.]

The term “Index Maturity” means the index maturity specified on the face hereof.

The term “Interest Period” means the period beginning on and including [Insert Original Issue Date] to, but excluding, the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date (or, in any such case if applicable, to the Maturity of the principal hereof), subject to the provisions under “Payments Due on a Business Day” below.

The term “Interest Reset Date” means every [Insert Interest Payment Dates during Floating Rate Period], commencing on [Insert beginning of the Floating Rate Period], on each of which the rate of interest on this Security will be reset. If any Interest Reset Date after [Insert beginning of the Floating Rate Period] would otherwise be a day that is not a Business Day with respect to this Security, [INSERT IF BUSINESS DAY CONVENTION IS FOLLOWING — then such date shall be postponed to the next day that is a Business Day][INSERT IF BUSINESS DAY CONVENTION IS MODIFIED FOLLOWING — then such date shall be postponed to the next day that is a Business Day; provided that, if such next succeeding Business Day falls in the next calendar month, then such date shall be advanced to the immediately preceding Business Day.][INSERT IF BUSINESS DAY CONVENTION IS FOLLOWING UNADJUSTED — any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to an Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so

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postponed; provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days][INSERT IF BUSINESS DAY CONVENTION IS MODIFIED FOLLOWING UNADJUSTED — any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to such an Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date shall be advanced to the Business Day immediately preceding such Interest Payment Date; and provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days]. Notwithstanding the foregoing, the Interest Reset Date on [Insert the beginning of the Floating Rate Period] and any Interest Reset Date that falls on the Maturity of the principal hereof will not be changed, provided that, if any such Interest Reset Date is not a Business Day with respect to this Security, the determination of any floating rate of interest that takes effect on such date shall be determined [two London Business Days] prior to such Interest Reset Date.

[INSERT IF APPLICABLE – The term “New York City Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.]

The term “Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

[INSERT IF APPLICABLE – The term “Refinitiv Page” means the display on the Refinitiv Eikon service or any successor or replacement service, on the page or pages, or any successor or replacement page or pages, on that service.]

[INSERT IF APPLICABLE – The term “Refinitiv Page LIBOR01” means the LIBOR01 page on the Refinitiv Eikon service (or any successor service) (or any replacement page or pages on the Refinitiv Eikon service or any successor service on which London interbank rates of major banks for U.S. Dollars are displayed).]

[INSERT IF APPLICABLE – The term “U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.]

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, [IF GLOBAL SECURITY, INSERT — which shall be the calendar day (whether or not a Business Day, as defined below)][IF NOT A GLOBAL SECURITY, INSERT ALTERNATIVE PROVISION ACCEPTABLE TO TRUSTEE AND REGISTRAR] next preceding such Interest Payment Date (or, if such interest is to be paid on another day as provided below, next preceding such other day). Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith

(Face of Security continued on next page)

cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof being given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

All percentages resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

Currency and Manner of Payment

[IF PAYMENT IS IN U.S. DOLLARS, INSERT — Payment of the principal of and premium or interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Notwithstanding any other provision of this Security or the Indenture, if this Security is a Global Security, any payment in respect of this Security may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

Subject to the prior paragraph and except as provided in the next paragraph, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York (and at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Subject to the second preceding paragraph, payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Global Corporate Trust, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first

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becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.]

[IF PAYMENT IS IN EUROS, INSERT — Payment of the principal of and premium or interest on this Security will be made in such coin or currency as at the time of payment is legal tender for payment of public and private debts in all of the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time. Notwithstanding any other provision of this Security or the Indenture, if this Security is a Global Security, any payment in respect of this Security may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

Subject to the prior paragraph and except as provided in the next two paragraphs, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York (and at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Subject to the second preceding paragraph, payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee in euros at a bank or other financial institution acceptable to the Company and the Trustee, if (i) the principal of this Security is at least USD $1,000,000 (or the equivalent in euros) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Global Corporate Trust, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company

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for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.]

[IF PAYMENT IS IN EUROS, INSERT — Payments Made in U.S. Dollars

Notwithstanding any provision of this Security or the Indenture, if any amount payable on this Security is payable on any day and if euros are not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in euros by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of an exchange rate for euros published at approximately 12:00 noon, New York City time, by a generally recognized and publicly available source, to be determined in the sole discretion of the Exchange Rate Agent (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in euros will not constitute an Event of Default under this Security or the Indenture.

Exchange Rate Agent

As used herein, the “Exchange Rate Agent” shall initially mean [Goldman Sachs International]; provided that the Company may, and in its sole discretion, appoint any other institution (including any affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, affiliates of any such agent or affiliates of the Company.

All determinations made by the Exchange Rate Agent pursuant to the terms of this Security shall be, absent manifest error, conclusive for all purposes and binding on the Holder of this Security and the Company, and the Exchange Rate Agent shall have no liability therefor.]

Payments Due on a Business Day

Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the

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Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding Business Day. Interest Periods shall not be adjusted for non-Business Days, except as provided in the next paragraph.

If an Interest Payment Date scheduled to occur after [Insert the beginning of the Floating Rate Period] would otherwise be a day that is not a Business Day, [INSERT IF BUSINESS DAY CONVENTION IS FOLLOWING — then such date shall be postponed to the next day that is a Business Day][INSERT IF BUSINESS DAY CONVENTION IS MODIFIED FOLLOWING — then such date shall be postponed to the next day that is a Business Day; provided that, if such next succeeding Business Day falls in the next calendar month, then such date shall be advanced to the immediately preceding Business Day.][INSERT IF BUSINESS DAY CONVENTION IS FOLLOWING UNADJUSTED — any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to an Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed; provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days][INSERT IF BUSINESS DAY CONVENTION IS MODIFIED FOLLOWING UNADJUSTED — any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to such an Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date shall be advanced to the Business Day immediately preceding such Interest Payment Date; and provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days]. Notwithstanding the foregoing, an Interest Payment Date that falls on the Maturity of the principal hereof will not be changed. Any Interest Period beginning on or ending immediately prior to an Interest Payment Date that is postponed or advanced as provided in this paragraph shall be adjusted accordingly.

For all purposes of this Security:

The term “Business Day” means, prior to [Insert beginning of the Floating Rate Period], a day that is a New York Business Day; and on or after [Insert beginning of the Floating Rate Period], a day that is a New York Business Day [INSERT IF THE BASE RATE IS USD LIBOR — and is also a London Business Day] [INSERT IF THE BASE RATE IS COMPOUNDED SOFR — and is also a U.S. Government Securities Business Day] [INSERT IF THE CURRENCY FOR PAYMENT OF PRINCIPAL OF OR INTEREST ON THIS SECURITY IS EUROS, OR THE BASE RATE IS LIBOR FOR WHICH THE INDEX CURRENCY IS EUROS — , is also a Euro Business Day, and solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close].

[INSERT IF APPLICABLE – The term “Euro Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.]

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[INSERT IF APPLICABLE – The term “London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and [INSERT IF THE BASE RATE FOR THIS SECURITY IS LIBOR – is also a day on which dealings in [U.S. dollars][IF THE SPECIFIED INDEX CURRENCY IS NOT U.S. DOLLARS, REPLACE WITH INDEX CURRENCY]] are transacted in the London interbank market.]

The term “New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

The provisions of this section shall apply to this Security in lieu of the provisions of Section 1.13 of the Indenture.

Calculation Agent

As used herein, the “Calculation Agent” shall initially mean Goldman Sachs & Co. LLC; provided that the Company may, in its sole discretion, appoint any other institution (including any affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, affiliates of any such agent or affiliates of the Company.

All determinations made by the Calculation Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. The Calculation Agent shall not have any liability therefor.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

THE GOLDMAN SACHS GROUP, INC.

By:
Name:
Title:

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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1.    Securities and Indenture.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under a Senior Debt Indenture, dated as of July 16, 2008 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.    Series and Denominations.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount as shall be determined and may be increased from time to time by the Company. Any election by the Company so to increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Person (as defined in the Determination of an Authorized Person, dated                , with respect to this series). References herein to “this series” mean the series of Securities designated on the face hereof, provided that, for purposes of Sections 6 and 7 below, the term “series” (and references to Securities of a series) shall be deemed to refer only to Securities having the same CUSIP number. The Securities of this series are issuable only in registered form without coupons in denominations of integral multiples of                , subject to a minimum denomination of $                .

3.    [IF APPLICABLE, INSERT — Additional Amounts.

If the beneficial owner of this Security is a United States Alien (as defined below), the Company will pay all additional amounts that may be necessary so that every net payment of the principal of and interest on this Security to such beneficial owner, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed with respect to such payment by any U.S. Taxing Authority (as defined below), will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the Company shall have no obligation to pay additional amounts for or on account of any one or more of the following:

(i)    any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between such beneficial owner (or between a fiduciary, settlor, beneficiary, shareholder or member of such beneficial owner, if such beneficial owner is an estate, trust, partnership or corporation) and the United States (as defined below) (other than the mere receipt of a payment on, or the ownership or holding of, a Security), including because such beneficial owner (or such fiduciary, settlor, beneficiary, shareholder or member) at any time, for U.S. federal income tax purposes:

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(a) is or was a citizen or resident, or is or was treated as a resident, of the United States, (b) is or was present in the United States, (c) is or was engaged in a trade or business in the United States, (d) has or had a permanent establishment in the United States, (e) is or was a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, (f) is or was a corporation that accumulates earnings to avoid U.S. federal income tax or (g) is or was a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the U.S. Internal Revenue Code or any successor provision;

(ii)    any tax, assessment or governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(iii)    any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

(iv)    any tax, assessment or other governmental charge imposed solely because such beneficial owner or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or any beneficial owner of this Security, if compliance is required by statute, by regulation of the U.S. Treasury Department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from such tax, assessment or other governmental charge;

(v)    any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of or interest on this Security;

(vi)    any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular Paying Agent (which term may include the Company) and would not be imposed if made by another Paying Agent (which term may include the Company);

(vii)    any tax, assessment or other governmental charge imposed solely because the Holder (1) is a bank purchasing this Security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying this Security for investment purposes only nor (B) buying this Security for resale to a third party that either is not a bank or holding this Security for investment purposes only; or

(viii)    any combination of the taxes, assessments or other governmental charges described in items (i) through (vii) of this Section 3.

Additional amounts also will not be paid with respect to any payment of principal of or interest on this Security to any United States Alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of any such payment, to the extent that the Company would not be

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required to pay additional amounts to any beneficiary or settlor of such fiduciary or any member of such a partnership, or to any beneficial owner of the payment, if that Person had been treated as the beneficial owner of this Security for this purpose.

In addition, any amounts to be paid on this Security will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the U.S. Internal Revenue Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The term “United States Alien” means any Person who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, or a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from this Security. For the purposes of this Section 3 and Section 4 only, (a) the term “United States” means the United States of America (including the states thereof and the District of Columbia), together with the territories, possessions and all other areas subject to the jurisdiction of the United States of America and (b) the term “U.S. Taxing Authority” means the United States of America or any state, other jurisdiction or taxing authority in the United States.

Except as specifically provided in this Security, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Whenever in the Securities of this series (or in the Indenture, including in Sections 5.01(1) and (2) thereof, insofar as applicable to this series) there is a reference, in any context, to the payment of the principal of or interest on any Security of this series, such mention shall be deemed to include mention of any payment of additional amounts to United States Aliens in respect of such payment of principal or interest to the extent that, in such context, such additional amounts are, were or would be payable in respect thereof pursuant to this Section 3 or any corresponding section of another Security of this series, as the case may be. Express mention of the payment of additional amounts in any provision of any Security of this series shall not be construed as excluding additional amounts in the provisions of any Security of this series (or of the Indenture insofar as it applies to this series) where such express mention is not made.]

4.    Redemption at the Company’s Option.

(a)    [IF APPLICABLE, INSERT — The Securities of this series may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together with interest accrued and unpaid to

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but excluding the Redemption Date, if, as a result of any amendment to, or change in, the laws or regulations of any U.S. Taxing Authority (as defined in Section 3 above), or any amendment to or change in any official interpretation or application of such laws or regulations, which amendment or change becomes effective or is announced on or after                , the Company will become obligated to pay, on the next Interest Payment Date, additional amounts in respect of any Security of this series pursuant to Section 3 of this Security or any corresponding section of another Security of this series. If the Company becomes entitled to redeem the Securities of this series, it may do so on any day thereafter pursuant to the Indenture; provided, however, that (1) the Company gives the Holder of this Security notice of such redemption not more than 60 days nor less than 30 days prior to the Redemption Date as provided in the Indenture, (2) no such notice of redemption may be given earlier than 90 days prior to the next Interest Payment Date on which the Company would be obligated to pay such additional amounts and (3) at the time such notice is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption of Securities pursuant to this Section 4(a), the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company to so redeem the Securities have occurred. Interest installments due on or prior to a Redemption Date will be payable to the Holder of this Security or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.]

(b)    [IF APPLICABLE, INSERT – In addition, the Securities of this series may be redeemed, at the Company’s option, in whole at any time or in part from time to time, on or after                  (or, if any additional Securities of this series are issued after                 , beginning six months after the last issue date for the additional Securities of this series), and to, but excluding, [Insert beginning of the Floating Rate Period], at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed or (2) as determined by the Quotation Agent described below, the sum of the present values of the remaining scheduled payments of principal and interest, to and including [Insert beginning of the Floating Rate Period] (assuming for this purpose that the Securities of this series would mature on [Insert beginning of the Floating Rate Period] rather than the Stated Maturity of the principal hereof), on the Securities to be redeemed, not including any portion of these payments of interest accrued as of the date on which the Securities are to be redeemed, discounted to the date on which the Securities are to be redeemed on a semi-annual basis, applying the [Insert Day Count Convention], at the [Treasury Rate (as defined below)] plus                 basis points, plus, in each case, interest accrued to the Redemption Date. Notice of a redemption pursuant to this Section 4(b) must be provided to the Holder of this Security not more than 60 days nor less than 15 days prior to the Redemption Date. Interest installments due on or prior to a Redemption Date will be payable to the Holder of this Security or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.]

[“Treasury Rate” means:

•	the average of the yields for the five Business Days prior to the date of calculation, appearing in the most recently published statistical release appearing

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on the website of the Board of Governors of the Federal Reserve System or in another recognized electronic source, in each case as determined by the quotation agent in its sole discretion, and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, for the maturity most closely corresponding to the remaining term of the Securities to be redeemed, assuming for this purpose that the Securities of this series would mature on [Insert beginning of the Floating Rate Period] (rather than the Stated Maturity of the principal hereof), or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or

•

if the release or any successor release is not published during the five Business Days preceding the calculation date or does not contain such yields, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price (as defined below) for the Redemption Date.

The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Quotation Agent” shall initially mean Goldman Sachs & Co. LLC or its successor. However, if Goldman Sachs & Co. LLC ceases to be a primary U.S. Government securities dealer in New York City, the Company will appoint another primary U.S. Government securities dealer to serve as the Quotation Agent.

“Comparable Treasury Issue” means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as being the most recently issued United States Treasury note or bond as displayed by Bloomberg L.P. (or any successor service) on screens PX1 through PX8 (or any other screens as may replace such screens on such service) that has a remaining term comparable to the remaining term of the Securities to be redeemed, assuming for this purpose that the Securities of this series would mature on [Insert beginning of the Floating Rate Period] (rather than the Stated Maturity of the principal hereof).

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer (as defined below) and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and ask prices for the Comparable Treasury Issue, expressed in each

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case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Reference Treasury Dealer” means (1) the Quotation Agent or (2) any other primary U.S. Government securities dealer selected by the Quotation Agent after consultation with the Company.]

(c)    [IF APPLICABLE, INSERT – In addition, on                 , the Securities of this series may be redeemed, at the Company’s option, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together with interest accrued and unpaid to but excluding the Redemption Date. Notice of a redemption pursuant to this Section 4(c) must be provided to the Holder of this Security not more than 60 days nor less than 15 days prior to the Redemption Date. Interest installments due on or prior to a Redemption Date will be payable to the Holder of this Security or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.]

5.    Defeasance.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants, Events of Default and Covenant Breaches with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. Both of such provisions are applicable to this Security.

6.    Modification and Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued

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upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. For the purpose of this paragraph, the term “default” means, with respect to any Securities, any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of such Securities.

7.    Remedies.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. With respect to this Security, the only Events of Default are payment defaults that continue for 30 days and insolvency events, all as specified in the Indenture. Any other default under or breach of the Indenture or the Securities will not give rise to an Event of Default, whether after notice, the passage of time or otherwise.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Covenant Breach with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed. As used in this Section 7, the term “series” (and references to the Securities of a series) shall mean only Securities having the same CUSIP number.

8.    Transfer and Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for

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registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[IF A GLOBAL SECURITY, INSERT – This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.]

9.    Governing Law.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

10.    Terms Defined in the Indenture.

All terms used in this Security which are defined in the Indenture but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: Signature Guaranteed NOTICE: Signature must be Medallion Signature Guaranteed.

NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.